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                                                                      EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)




                                                                THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                      JUNE 30,                          JUNE 30,
                                                             -------------------------         -------------------------
                                                               1999             1998             1999             1998
                                                             --------         --------         --------         --------
Earnings (loss) for basic earnings per share:
 Earnings (loss) from continuing operations                  $   61.5         $  (23.1)        $   91.0         $   (7.4)
  Loss from discontinued operations, net of taxes                (1.0)              --             (1.0)              --
                                                             --------         --------         --------         --------
  Net (loss) earnings for basic earnings per share           $   60.5         $  (23.1)        $   90.0         $   (7.4)
                                                             ========         ========         ========         ========


Earnings (loss) for diluted earnings per share
  Earnings (loss) from continuing operations                 $   61.5         $  (23.1)        $   91.0         $   (7.4)
   Loss from discontinued operations, net of taxes               (1.0)              --             (1.0)              --
                                                             --------         --------         --------         --------
  Net earnings (loss) for diluted earnings per share         $   60.5         $  (23.1)        $   90.0         $   (7.4)
                                                             ========         ========         ========         ========

Average outstanding common shares for basic
   earnings per share                                            38.1             38.1             38.4             38.0

  Other potentially dilutive securities:
        -- common stock equivalents from assumed
        exercise of stock options                                 0.5              0.8              0.5              0.8
                                                             --------         --------         --------         --------
  Total for diluted earnings per share                           38.6             38.9             38.9             38.8
Less: antidilutive stock options                                   --             (0.8)              --             (0.8)
                                                             --------         --------         --------         --------
                                                             $   38.6         $   38.1         $   38.9         $   38.0
                                                             ========         ========         ========         ========

Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                    $   1.62         $  (0.60)        $   2.37         $  (0.19)
      Loss from discontinued operations, net of taxes           (0.03)              --            (0.03)              --
                                                             --------         --------         --------         --------
                                                             $   1.59         $  (0.60)        $   2.34         $  (0.19)
                                                             ========         ========         ========         ========

   Diluted
      Earnings from continuing operations                    $   1.60         $  (0.60)        $   2.35         $  (0.19)
      Loss from discontinued operations, net of taxes           (0.03)              --            (0.03)              --
                                                             --------         --------         --------         --------
                                                             $   1.57         $  (0.60)        $   2.32         $  (0.19)
                                                             ========         ========         ========         ========
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